UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2009

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                       Other Events.

On May 1, 2009, WellCare Health Plans, Inc. (“WellCare”) submitted preliminary notice to the Centers for Medicare & Medicaid Services (“CMS”) that it does not currently intend to renew its Medicare Advantage private fee-for-service (“PFFS”) contracts for plan year 2010.  WellCare, through three of its subsidiaries, currently offers PFFS plans to Medicare beneficiaries in 40 states plus the District of Columbia pursuant to these contracts.  As of March 31, 2009, roughly 110,000 of the approximately 2.5 million members served by WellCare are Medicare Advantage PFFS members.

A copy of the press release issued by WellCare on May 4, 2009, announcing its preliminary notice to CMS regarding its PFFS plans is attached as Exhibit 99.1 hereto.

Item 9.01                       Financial Statements and Exhibits.

 (d)   Exhibits.

The following exhibits are filed as part of this report:

99.1	Press release dated May 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2009	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser
Heath Schiesser
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 4, 2009